UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2014, the Board of Directors (the "Board") of Eagle Bulk Shipping Inc. (the "Company") appointed Alexis P. Zoullas as Chief Operating Officer ("COO") of the Company. Mr. A. Zoullas continues to serve as President of Eagle Shipping International (USA) LLC, a wholly owned subsidiary of the Company that provides commercial and strategic management to the Company's fleet.

In satisfaction of the disclosure required by Items 401(b), (d) and (e) of Regulation S-K, the section of the Company's Form 10-K/A, filed with the Securities and Exchange Commission on April 30, 2014, entitled "Directors, Executive Offices and Corporate Governance," and Item 5.02 of the Company's Current Report on Form 8-K filed on October 16, 2014 are incorporated by reference herein.

Item 5.07.                     Submission of Matters to a Vote of Security Holders

On December 17, 2014, the Company held its Annual Meeting of Shareholders (the "Annual Meeting"). There were a total of 38,045,081 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. A total of 32,082,243 shares of the Company's common stock, constituting a majority of the Company's outstanding shares of common stock entitled to vote at the Annual Meeting, were represented at the Annual Meeting either in person or by proxy. At the Annual Meeting, the Company's shareholders voted on the following matters and cast their votes as described below.

The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014 was approved by the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,995,667	28,606	57,970	–

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: December 19, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer and Secretary